Exhibit 32.1

Certification of the Principal Financial Officer Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Bunker Hill Mining Corp. (formerly Liberty Silver Corp.) (the "Company") on Form 10-K/A for the year ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Wayne Parsons, the Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayne Parsons

Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer

Date: November 23, 2020